UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): April 29, 2013

TETRA Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13455	74-2148293
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

24955 Interstate 45 North
The Woodlands, Texas 77380
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 367-1983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 29, 2013, TETRA Technologies, Inc. (the “Company”) entered into a Note Purchase Agreement (the “Note Purchase Agreement”) by and among the Company and The Lincoln National Life Insurance Company and Lincoln Life & Annuity Company of New York (collectively, the “Noteholders”). The Note Purchase Agreement relates to the Company’s issuance and sale of $35 million aggregate principal amount of its 4.00% Senior Notes due April 29, 2020 (the “Series 2013 Senior Notes”). Effective April 29, 2013, the Company and the Noteholders entered into a First Amendment to Note Purchase Agreement (the “First Amendment”) to amend certain defined terms in the Note Purchase Agreement.  Copies of the Note Purchase Agreement and First Amendment are attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference. A form of the Series 2013 Senior Note is attached as Exhibit 4.3, and incorporated herein by reference. For a description of the material terms of the Note Purchase Agreement and the Series 2013 Senior Notes issued thereunder, see the information set forth below in Item 2.03, which is incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 29, 2013, the Company issued and sold through a private placement transaction $35.0 million in aggregate principal amount of Series 2013 Senior Notes pursuant to the Note Purchase Agreement, as amended by the First Amendment. The Series 2013 Senior Notes were sold in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended.  Net proceeds from the sale of the Series 2013 Senior Notes were used to pay down the Company’s outstanding senior notes due April 30, 2013.

The Series 2013 Senior Notes bear interest at the fixed rate of 4.00% and mature on April 29, 2020. Interest on the Series 2013 Senior Notes will be due semiannually on April 29 and October 29 of each year, commencing October 29, 2013. The Company may prepay the Series 2013 Senior Notes, in whole or in part (though not in an amount less than $1,000,000 in the aggregate in the case of a partial prepayment), at any time at a price equal to 100% of the principal amount  so prepaid, plus accrued and unpaid interest and a “make-whole” prepayment amount. The Note Purchase Agreement provides that in the event of a change of control, the Company must extend to each holder of the Series 2013 Senior Notes an offer to prepay all Series 2013 Senior Notes. A change of control shall be deemed to occur if any person or group becomes the beneficial owner, directly or indirectly, of more than 50% of the voting power of the then-outstanding class of capital stock having ordinary voting power in the election of directors provided that a change of control shall not be deemed to have occurred if the Company, or the acquiring person (if the Company is no longer in existence or the acquiring person has acquired all or substantially all of the assets of the Company) shall have an Investment Grade Rating (as defined in the Note Purchase Agreement) or the Company effects a holding company reorganization.

Pursuant to the Note Purchase Agreement, the Series 2013 Senior Notes are unsecured and are guaranteed by certain of the Company’s material wholly owned U.S. subsidiaries. A copy of the Subsidiary Guaranty is attached hereto as Exhibit 4.4 and incorporated herein by reference. The Series 2013 Senior Notes will rank pari passu in right of payment with all other outstanding unsecured senior Indebtedness (as defined in the Note Purchase Agreement). The Note Purchase Agreement contains customary covenants that will limit the ability of the Company and certain of its restricted subsidiaries to, among other things: incur or guarantee additional indebtedness; incur or create liens; merge or consolidate or sell substantially all of its assets; engage in a different business; and enter into transactions with affiliates. Subject to certain limited exceptions, aggregate asset sales by the Company and its restricted subsidiaries during any fiscal year are restricted to the greater of $50.0 million or 15% of the Company’s Consolidated Total Assets (as defined in the Note Purchase Agreement) as of the end of the immediately preceding fiscal year. The Company is also required to maintain certain consolidated financial ratios.

The Note Purchase Agreement contains customary default provisions, as well as the following cross-default provision. An event of default will occur if the Company or any restricted subsidiary (i) fails to make any payment when due beyond any applicable grace period under any Indebtedness of at least $20.0 million (ii) defaults in the performance of or compliance with any term of any Indebtedness in an aggregate outstanding principal amount of at least $20.0 million or of any mortgage, indenture or other agreement relating to such Indebtedness or any other condition exists, and as a result of such default or condition such Indebtedness is accelerated and declared due and payable before its stated maturity or before its regularly scheduled dates for payment, or (iii) the Company or any restricted subsidiary of the Company becomes obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $20.0 million or one or more persons have the right to require the Company or any subsidiary of the Company to purchase or repay such Indebtedness. Upon the occurrence and during the continuation of an event of default under the Note Purchase Agreement, the Series 2013 Senior Notes may become immediately due and payable, either automatically or by declaration of holders of more than 50% in principal amount of the Series 2013 Senior Notes at the time outstanding.

The description set forth above is qualified in its entirety by the Note Purchase Agreement, the First Amendment, the form of the Series 2013 Senior Notes and the Subsidiary Guaranty filed herewith as exhibits.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Note Purchase Agreement, dated April 29, 2013, by and among TETRA Technologies, Inc. and The Lincoln National Life Insurance Company and Lincoln Life & Annuity Company of New York.
4.2

First Amendment to Note Purchase Agreement dated and effective as of April 29, 2013, by and among TETRA Technologies, Inc. and The Lincoln National Life Insurance Company and Lincoln Life & Annuity Company of New York.

4.3	Form of 4.00% Senior Notes due April 29, 2020.
4.4

Subsidiary Guaranty dated April 29, 2013, executed by Compressco Field Services, L.L.C., EPIC Diving & Marine Services, LLC, TETRA Applied Technologies, LLC, TETRA International Incorporated and TETRA Production Testing Services, LLC, in favor of the holders of the 4.00% Senior Notes due April 29, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

By:	/s/Elijio V. Serrano
Elijio V. Serrano
Sr. Vice President & Chief Financial Officer
Date: May 3, 2013

EXHIBIT INDEX

Exhibit Number	Description
4.1	Note Purchase Agreement, dated April 29, 2013, by and among TETRA Technologies, Inc. and The Lincoln National Life Insurance Company and Lincoln Life & Annuity Company of New York.
4.2

First Amendment to Note Purchase Agreement dated and effective as of April 29, 2013, by and among TETRA Technologies, Inc. and The Lincoln National Life Insurance Company and Lincoln Life & Annuity Company of New York.

4.3	Form of 4.00% Senior Notes due April 29, 2020.
4.4

Subsidiary Guaranty dated April 29, 2013, executed by Compressco Field Services, L.L.C., EPIC Diving & Marine Services, LLC, TETRA Applied Technologies, LLC, TETRA International Incorporated and TETRA Production Testing Services, LLC, in favor of the holders of the 4.00% Senior Notes due April 29, 2020.